Exhibit 3.14

BY-LAWS

of

FISHER PROPERTIES INC.

(Incorporated Under the Laws of Washington)

Amended February 15, 2001

ARTICLE I

REGISTERED OFFICE

The location and post office address of the registered office of the corporation shall be: 1525 One Union Square, Seattle, Washington 98101.

ARTICLE II

STOCKHOLDERS’ MEETINGS

1. ANNUAL MEETING. The annual meeting of the stockholders of the corporation for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal place of business of the corporation (unless a different place within or without the State of Washington is specified in the notice of the meeting), on the first Tuesday of May, if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a holiday, at 10:00 o’clock in the forenoon unless otherwise stated in the notice of meeting. In the event of failure to hold an election of directors at the annual meeting of stockholders or in the event the annual meeting of the stockholders shall be omitted by oversight or otherwise, a meeting of the stockholders may be held at a later date for the election of Directors and for the transaction of such other business as may properly come before the meeting. Any election held or other business transacted at any such later meeting shall be as valid as if done or transacted at the annual meeting of the stockholders. Any such later meeting shall be called in the same manner as a special meeting of the stockholders and notice of the time, place and purpose thereof shall be given in the same manner as notice of a special meeting of the stockholders.

2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors to be held at such time and place as the Board may prescribe. At any time, upon the request of the Chairman of the Board or the President, or of any three (3) directors, or of any stockholder or stockholders in the aggregate at least ten percent (10%) of the voting power of all stockholders, it shall be the duty of the Secretary to call a special meeting of the stockholders to be held at such place and at such time as the Secretary may fix, not less than (10) nor more than thirty-five (35) days after the receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the directors or stockholders making the request may do so.

3. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting; either personally or by mail, by or at the direction of the Chairman of the Board or the President, the Secretary, or the person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears in the stockholder address records of the corporation, with postage thereon prepaid.

4. WAIVER OF NOTICE. Notice of any stockholders’ meeting may be waived in writing by any stockholder at any time, either before or after any such meeting, and shall be deemed waived by the presence of such stockholder at the meeting unless such stockholder (a) shall have made his written objection to the transaction of business at such a meeting for the reason that it is not lawfully called or convened and (b) shall, at or prior to the commencement of such meeting, deliver such written objection to the chairman of the meeting or other officer of the corporation present at such meeting.

5. ADJOURNED MEETINGS. An adjournment or adjournments of any stockholders’ meeting may be taken until such time and place as those present may determine without new notice being given, whether by reason of the failure of a quorum to attend or otherwise; but any meeting at which Directors are to be elected shall be adjourned only from day to day until such Directors are elected.

6. QUORUM OF STOCKHOLDERS. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter under consideration shall be the act of the stockholders, unless the vote of a greater number is required by law or by the Articles of Incorporation.

7. VOTING OF SHARES. Each outstanding share shall be entitled to one vote on each matter submitted, except in the case of election of directors as provided in this section. All voting at stockholders’ meetings shall be by voice vote, except in the case of election of Directors or unless any qualified voter shall demand a vote by ballot. A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in such proxy. At each election for Directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

8. ADDITIONAL AUTHORITY TO CALL MEETINGS AND GIVE NOTICE. In addition to the persons herein authorized to call any meeting of the stockholders and to give notice of the meeting, the President of Fisher Companies Inc., the sole stockholder of this corporation, is also authorized to call any such meeting and give notice thereof.

ARTICLE III

BOARD OF DIRECTORS

1. NUMBER AND QUALIFICATIONS. The number of directors shall be one (1) and may be changed from time to time by resolution of the board of directors, but the number of said directors shall never be less than (1) nor more than fifteen (15), and no decrease shall have the effect of shortening the term of any incumbent director.

2. ELECTION - TERM OF OFFICE. The Directors shall be elected by the stockholders at each annual stockholders’ meeting, to hold office until the next annual stockholders’ meeting and their respective successors are elected and qualified.

3. VACANCIES. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, or otherwise, may be filled by a majority of the remaining Directors attending any regular meeting of the Board of Directors, or any special meeting if the notice of such special meeting indicates that filling such vacancy is a purpose of the meeting. A Director thus elected to fill in a vacancy shall hold office during the unexplored term of his predecessor and until his successor is elected and qualified.

4. ANNUAL MEETING. The first meeting of each newly elected Board of Directors shall be known as the annual meeting thereof and shall be held as soon as convenient after the annual stockholders’ meeting or any later stockholders’ meeting at which a Board of Directors is elected.

5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors by resolution may decide.

6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or at any place whenever called by the Chairman of the Board or the President, or by the Secretary at the request of any three (3) or more Directors.

7. PLACE OF MEETINGS. Any meeting of the Board of Directors may be held within or without the State of Washington.

8. NOTICE OF MEETINGS. Notice of the annual meeting of the Board of Directors shall not be required. Notice of the time and place of all other meetings of the Board of Directors shall be given by the Chairman of the Board or the President, or the Secretary or any person or persons calling the meeting by mail, radio, telegram or personal communication over the telephone or otherwise, at least three (3) days prior to the day upon which the meeting is to be held; provided, that no notice need be given if the time and place thereof shall have been fixed by resolution of the Board of Directors and a copy of such resolution has been mailed to every Director at least three (3) days before the first of any meetings held in pursuance thereof.

9. WAIVER OF NOTICE. Notice of any meeting of the Board of Directors need not be given to any Director if such notice is waived by him in writing, or by radio, telegram or personal communication over the telephone or otherwise, whether before or after such meeting is held. Notice of any meeting shall be deemed waived by the presence of a Director at the meeting unless such Director (a) shall have made his written objection to the transaction of business at such meeting for the reason that it is not lawfully called or convened and (b) shall, at or prior to the commencement of such meeting, deliver such written objection to the chairman of the meeting. Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the Directors are either present, other than for the sole purpose just described, or waive notice thereof.

10. DIRECTOR FEES. Each director shall receive as compensation a fee of $400.00 for services rendered at each regular or special meeting of the Board of Directors or meeting of a committee thereof and, in addition, shall be reimbursed for expenses of travel and lodging reasonably incurred in attending any such meeting.

11. QUORUM OF DIRECTORS. A majority of the number or Directors fixed by these By-Laws shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance shall decide any question brought before such meeting, except that no sale or exchange of unissued stock shall be made without the affirmative vote of three-fourths (3/4) of the entire Board of Directors declaring that the sale or exchange of such stock is necessary for a specific business purpose of the corporation other than the acquisition of additional capital funds in cash. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

12. ADDITIONAL AUTHORITY TO CALL MEETINGS AND GIVE NOTICE. In addition to the persons herein authorized to call any meeting of the Board of Directors and to give notice of the meeting, the President of Fisher Companies Inc., the sole stockholder of this corporation is also authorized to call any such meeting and give notice thereof.

ARTICLE IV

EXECUTIVE COMMITTEE

1. MEMBERSHIP. The Executive Committee authorized by the Articles of Incorporation shall consist of the Chairman of the Board, the President and two (2) other Directors of the corporation elected by the Board of Directors. The Chairman of the Board shall be the chairman of the Committee unless the Board designates some other member of the Committee as its chairman. The members of the Committee shall be elected by the Board at each annual meeting, to hold office until their successors are elected and qualified.

2. VACANCIES. Vacancies on the Committee arising from any cause may be filled by the Board of Directors at any regular or special meeting.

3. POWERS AND DUTIES. The Executive Committee shall have and may exercise all of the authority of the Board of Directors, except for such matters as to which the Articles of Incorporation restrict such executive committee. All actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding any such action.

4. RULES AND PROCEDURE. The Executive Committee shall fix its own . rules of procedure and shall meet where and as provided by such rules. Special meetings of the Committee may be called at any time by the chairman of the Committee or any two (2) members. At all meetings of the Committee, the presence of at least two (2) members shall be necessary to constitute a quorum. The affirmative vote of a majority of the members present shall be necessary and sufficient for the adoption of any resolutions.

ARTICLE V

COMPENSATION COMMITTEE

1. MEMBERSHIP. The Compensation Committee shall consist of not less than four (4) directors of the Corporation elected by the Board of Directors, none of whom shall be an employee of the Corporation or any of its subsidiaries. Each member of the Committee shall continue as a member of the Committee at the pleasure of the Board.

2. VACANCIES. Vacancies on the Committee arising from any cause may be filled by the Board of Directors at any regular or special meeting.

3. POWERS AND DUTIES. Subject to the oversight of the Compensation Committee of Fisher Companies Inc., as. established in Paragraph (vii) hereof, the Compensation Committee shall:

(i)	Review and establish the salary of officers and selected other key management employees of the Corporation and its subsidiaries;

(ii)	Review and establish all cash bonuses under and pursuant to the Fisher Properties Management Incentive Plan;

(iii)	Review and recommend changes in compensation for members of the Corporation’s Board of Directors;

(iv)	Authorize the enrollment of selected management employees of the Corporation as new participants in the Supplemental Pension Plan;

(v)	Recommend to the Board any additional compensation or employee benefit programs of a substantial nature and changes to existing programs of the Corporation or its subsidiaries;

(vi)	Record all actions of the Committee in minutes of its meetings; and

(vii)	Report to the Board compensation actions of the Committee prior to their effective date.

Compensation action by the Committee which establishes (i) cash bonuses or (ii) any salary in excess of $150,000 for officers and selected key management employees shall be subject to the review and approval of the Compensation Committee of Fisher Companies Inc. in advance of the effective date of any such action.

4. RULES OF PROCEDURE. The Compensation Committee shall fix its own rules of procedure and shall meet where and as provided by such rules. Special meetings of the Committee may be called at any time by the Chairman of the Committee or any two (2) members. At all meetings of the Committee, the presence of at least three (3) members shall be necessary to constitute a quorum. The affirmative vote of a majority of the members present shall be necessary and sufficient for the adoption of any resolution.

ARTICLE VI

OFFICERS

1. OFFICERS ENUMERATED - ELECTION. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer, as well as such assistants to such officers as the Board of Directors may determine, all of whom shall be elected by the Board of Directors at the annual meeting thereof, to hold office for the term of one (1) year and until their successors are elected and qualified.

2. QUALIFICATIONS. None of the officers of the corporation except the Chairman of the Board and the President need be a Director. Any two or more offices may be held by the same person, except for the office of President.

3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall, to the extent he deems advisable, confer with and assist the President in the formulation of overall policy and in future planning and development, financial activity, public relations and other areas he deems appropriate. He shall render such other services as are assigned by the Board of Directors.

4. PRESIDENT. The President shall be the Chief Executive Officer of this corporation. He shall supervise and manage the business and affairs of the corporation and perform such other duties as are normally incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board he shall preside at all meetings of the Board of Directors.

5. VICE PRESIDENT. In the absence or disability of the President, one of the Vice Presidents, in the order determined by the order of their election, shall act as President, but a Vice President who is not a Director cannot succeed to or fill the office of President. Each Vice President shall perform such other duties as the Board of Directors, the Executive Committee, or the President may from time to time designate or assign to him. One or more of the Vice Presidents may be designated by the Board of Directors as Resident Vice President, Senior Vice President, Executive Vice President, or such other title as the Board deems appropriate for his position and duties.

6. SECRETARY. The Secretary shall issue notices of meetings of stockholders and Directors and shall make and keep minutes of meetings of stockholders and Directors. The Secretary shall keep and, when proper, affix the seal of the corporation. The Secretary shall keep the stock book of the corporation, a record of certificates representing shares of stock issued by the corporation, and a record of transfers of such certificates. The Secretary shall exercise the usual authority pertaining to the office of Secretary, and he shall perform such other duties as the Board of Directors, the Executive Committee or the President may from time to time designate.

7. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation. He shall deposit all such funds in the name of the corporation in such depositories or invest them in such investments as may be designated or approved by the Board of Directors, and shall authorize disbursement of the funds of the corporation in payment of just demands against the corporation, or as may be ordered by the Board of Directors or the Executive Committee on securing proper vouchers for such disbursements. He shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer, and shall perform other such duties as may from time to time be assigned to him by the Board of Directors, the Executive Committee or the President.

8. VACANCY. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

9. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient. Such other officers shall hold their offices for terms as provided in Section 1. of this Article VI and such other agents shall hold their offices for such period as shall be determined from time to time by the Board of Directors. Such other officers and agents shall exercise such authority and perform such duties as the Board of Directors, Executive Committee or President may prescribe, which authority and duties may include, in the case of other officers, one or more of the duties of the named officers of the corporation.

10. REMOVAL OF OFFICERS. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

11. SALARIES. Salaries of all officers and agents of the corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

ARTICLE VII

STOCK

1. CERTIFICATE OF STOCK. Certificates of stock shall be issued in numerical order and each stockholder shall be entitled to a certificate signed by the President or Vice President and the Secretary or an Assistant-Secretary and sealed with the corporate seal. Every certificate of stock shall state (1) that the corporation is incorporated under the laws of the State of Washington, (2) the name of the registered holder of the shares represented thereby, and (3) the number, class and par value of the shares which the certificate represents.

2. TRANSFERS. Shares of stock may be transferred by the delivery of the certificates therefor accompanied either by an assignment in writing on the back of the certificate or by a separate written assignment and power of attorney to transfer the same, which in either event is signed by the record holder of the certificate. No transfer shall be valid, except as between the parties thereto, until such transfer shall have been made upon the books of the corporation. Except as otherwise specifically provided by these By- Laws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate or certificates therefor have been surrendered to the corporation.

3. STOCKHOLDERS OF RECORD. The corporation shall be entitled to treat the holder of record on the books of the corporations of any share or shares of stock as the holder in fact thereof for all purposes, including the payment of dividends on such stock and the right to vote on such stock.

4. LOSS OR DESTRUCTION OF CERTIFICATES. In case of loss or destruction of any certificate of stock, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

5. CLOSING OF TRANSFER BOOKS. The Board of Directors may close the books of the corporation against transfers of stock of the corporation for such period as the Directors may from time to time determine, in anticipation of stockholders’ meetings, the payment of any dividend or distribution, or any change, conversion or exchange of shares of the corporation.

6. REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the stock of the corporation not inconsistent with these By-Laws, the Articles of Incorporation, or the laws of the State of Washington.

ARTICLE VIII

BOOKS AND RECORDS

1. RECORDS OF CORPORATE MEETINGS AND SHARE REGISTER. The corporation shall keep either at its principal place of business or at its registered office (a) complete records of all of the proceedings of the Board of Directors and stockholders, and (b) a share register giving the names of the stockholders in alphabetical order and showing their respective addresses, the number of shares held by each and the dates upon which they acquired the same.

2. COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions or votes of the Board of Directors or stockholders when certified by the President, a Vice President, Secretary or an Assistant Secretary.

ARTICLE IX

CORPORATE SEAL

The corporate seal of the corporation shall consist of a flat-faced circular die producing in raised form, words, letters and figures, the design of which shall conform to the impression which appears upon the previous page opposite to this By-Law.

ARTICLE X

AMENDMENT OF BY-LAWS

1. BY THE STOCKHOLDERS. These By-Laws may be amended, altered or repealed at any regular or special meeting of the stockholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

2. BY THE BOARD OF DIRECTORS. These By-Laws may be amended, altered or repealed, so long as consistent with the Articles of Incorporation, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board if notice of the proposed alteration or amendment is contained or transmitted in the notice of the meeting. Any action of the Board of Directors with respect to the amendment, alteration or repeal of these By-Laws is hereby made expressly subject to change or repeal by the stockholders.